UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RegeneRx Biopharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3 Bethesda Metro Center Suite 630 Bethesda, MD 20814

Phone: (301) 280-1992
Fax: (301) 280-1996

May 26, 2005

Dear Fellow Stockholder:

You are cordially invited to attend the 2005 Annual Meeting (the “Meeting”) of Stockholders of RegeneRx Biopharmaceuticals, Inc. (the “Company”), to be held at 10:00 a.m., Eastern time, on Thursday, June 23, 2005, at 2550 M Street, NW, Washington, DC.

An important aspect of the Meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon: (i) the election of six (6) directors of the Company, and (ii) the ratification of the appointment of Reznick Group, P.C. as the Company’s independent auditors.

The Board of Directors has determined that the matters to be considered at the Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” the nominees as directors specified under Proposal 1; and “FOR” the ratification of the independent accountants specified under Proposal 2.

I encourage you to attend the Meeting in person. Whether or not you plan to attend, please vote your shares and sign and return the enclosed proxy statement as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. I want to express my appreciation for your confidence and support.

Very truly yours,

Allan L. Goldstein, Ph.D. Chairman of the Board

REGENERX BIOPHARMACEUTICALS, INC.

3 Bethesda Metro Center, Suite 630

Bethesda, Maryland 20814

(301) 280-1992

NOTICE OF MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting (the “Meeting”) of Stockholders of RegeneRx Biopharmaceuticals, Inc. (the “Company”) will be held as follows:

TIME	10:00 a.m. local time

DATE	Thursday, June 23, 2005

PLACE	2550 M Street, NW, Washington, DC

ITEMS OF BUSINESS

(1)    To elect six directors, each for a term expiring at next year’s Annual Meeting of Stockholders.

(2)    To ratify the Audit Committee of the Board of Directors’ appointment of Reznick Group, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2005.

(3)    To transact any other business that may properly come before the Meeting and any adjournment or postponement of the Meeting.

RECORD DATE	Holders of record of the Company’s common stock at the close of business on April 26, 2005 will be entitled to attend and vote at the Meeting or any adjournment thereof. In the event that there are not sufficient votes for a quorum, or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A complete list of the stockholders entitled to vote at the Meeting will be available at the executive offices of the Company.

ANNUAL REPORT	The Company’s Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2004 is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the Meeting. You can vote your shares by returning the enclosed proxy card in the enclosed envelope. If your shares are held in “street name” with a bank, broker or some other third party, you also may be able to submit your proxy vote by telephone or via the internet. Check your proxy card to see if voting by telephone and/or the internet is available to you. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

ALLAN L. GOLDSTEIN, PH.D. Chairman of the Board

Bethesda, Maryland

May 26, 2005

REGENERX BIOPHARMACEUTICALS, INC.

3 Bethesda Metro Center, Suite 630

Bethesda, Maryland 20814

(301) 280-1992

PROXY STATEMENT

MEETING OF STOCKHOLDERS

JUNE 23, 2005

REGENERX BIOPHARMACEUTICALS, INC.

3 Bethesda Metro Center, Suite 630

Bethesda, Maryland 20814

(301) 280-1992

PROXY STATEMENT

Solicitation and Voting Proxies

The Board of Directors of RegeneRx Biopharmaceuticals, Inc. (the “Company”) is using this proxy statement to solicit proxies from the holders of the Company’s common stock for use at the Company’s 2005 Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held on June 23, 2005 at 10:00 a.m., Eastern time, at 2550 M Street, NW, Washington, DC. This proxy statement and the accompanying materials are being mailed to stockholders on or about May 26, 2005.

At the Meeting, stockholders will be asked to vote on two proposals: (1) the election of six directors of the Company, each to serve for a term expiring at next year’s Annual Meeting of stockholders, and (2) the ratification of the appointment of Reznick Group, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2005. These proposals are described in more detail below. Stockholders also will consider any other matters that may properly come before the Meeting. Other than matters set forth on the attached Notice of 2005 Annual Meeting of Stockholders, the Board knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holders’ discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting and at any adjournment thereof, including whether or not to adjoin the Meeting.

Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or present in person at the Meeting. Stockholders are required to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. By submitting your proxy, you authorize the Company’s Board of Directors (the “Board”) to represent you and vote your shares at the Meeting in accordance with your instructions. The Board also may vote your shares to adjourn the Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Meeting. Where no instructions are indicated, signed proxy cards will be voted FOR the election of the nominees for directors named in this proxy statement, and FOR ratification of Reznick Group, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2005.

You may revoke your proxy at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivery to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holders to vote personally at the Meeting.

The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation. The cost of solicitation on behalf of the management will be borne by the Company. Proxies may be solicited personally or by telephone by directors, officers, and other employees of the Company, without additional compensation therefore. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

The Company’s Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2004, filed by the Company with the Securities and Exchange Commission, is enclosed. The Form 10-KSB, and any amendments thereof, do not constitute a part of the proxy solicitation materials and are not incorporated into this proxy statement by reference.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY.

INFORMATION ABOUT THE MEETING AND VOTING SECURITIES

What is the purpose of the Meeting?

At the Meeting, stockholders will be asked to vote on the following proposals:

Proposal 1.	Election of six directors of the Company, each for a term expiring at next year’s Meeting of stockholders; and

Proposal 2.	Ratification of the appointment of Reznick Group, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Stockholders also will act on any other business that may properly come before the Meeting. Members of our management team will be present at the Meeting to respond to your questions.

Who is entitled to vote?

The close of business on April 26, 2005 has been fixed by the Board of Directors as the record date (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting and at any adjournment thereof. The only class of stock entitled to be voted at the Meeting is the Company’s common stock. Each outstanding share of common stock is entitled to one vote for all matters before the Meeting. There is no cumulative voting. The total number of shares of common stock (“Common Stock”) outstanding on the Record Date was 36,049,203 as reported by the Company’s transfer agent.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. Proposal 1 and Proposal 2 are all “discretionary items.”

How many shares must be present to hold the Meeting?

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.

What if a quorum is not present at the Meeting?

If a quorum is not present or there are not sufficient votes to approve or ratify any proposal at the time of the Meeting, the stockholders who are represented may adjourn the Meeting until a quorum is present. The time and place of the adjourned Meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the Meeting.

How do I vote?

1. YOU MAY VOTE BY PROXY. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. If your shares are held in “street name” with a bank, broker or some other third party, you also may be able to submit your proxy vote by telephone or via the internet. Check your proxy card to see if voting by telephone and/or the internet is available to you.

2. YOU MAY VOTE IN PERSON AT THE MEETING. If you plan to attend the Meeting and wish to vote in person, we will give you a ballot at the Meeting. Note, however, that if your shares are held in “street name” with a bank, broker or some other third party, you will need to obtain a proxy from the record holder of your shares indicating that you were the beneficial owner of those shares on April 26, 2005, the record date for voting at the Meeting. You are encouraged to vote by proxy prior to the Meeting even if you plan to attend the Meeting.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the Meeting by:

•	submitting another proxy with a later date;

•	giving written notice of the revocation of your proxy to the Company’s Secretary prior to the Meeting; or

•	voting in person at the Meeting. Your proxy will not be automatically revoked by your mere attendance at the Meeting; you must actually vote at the Meeting to revoke a prior proxy.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

•	FOR election of the six nominees named in this proxy statement to the Board of Directors; and

•	FOR ratification of the Audit Committee of the Board of Directors’ appointment of Reznick Group, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2005.

What if I do not specify how my shares are to be voted?

As for the election of Directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD” authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company’s bylaws, the elections of a director requires a plurality of the votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld. Plurality of the votes means the six nominees receiving the highest number of “FOR” votes will be elected as directors.

As to the approval of the ratification of the appointment of Reznick Group, P.C. as the Independent Accountants of the Company set forth in Proposal 2 and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on such proposal. Under Delaware law and the Company’s bylaws, the affirmative vote of a majority of the votes cast at the Meeting, in person or by proxy, is required to constitute stockholder approval and ratification of Proposal 2. Accordingly, shares as to which the “ABSTAIN” box has been selected on the proxy card for such proposals will not be counted as votes cast for purposes of Delaware law and the Company’s bylaws. Shares underlying broker non-votes will not be counted as present and entitled to vote or as votes cast and will have no effect on such proposals.

If you are a stockholder of record and you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the six nominees named in this proxy statement to the Board of Directors; and

•	FOR ratification of the appointment of Reznick Group, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2005.

If your shares are held in “street name” with a broker, your broker may vote your shares in its discretion with respect to “discretionary” items. In the case of “non-discretionary” items, your shares will not be voted. The election of directors and the ratification of the appointment of Reznick Group, P.C. as the Company’s independent auditors are “discretionary items.”

Will any other business be conducted at the Meeting?

The Board of Directors knows of no other business that will be presented at the Meeting. If, however, any other proposal properly comes before the stockholders for a vote at the Meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected,

the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee unless you have withheld authority to vote for the nominee replaced.

STOCK OWNERSHIP

Stock Ownership of Significant Stockholders, Directors and Executive Officers

The following table shows, as of April 26, 2005, the beneficial ownership of the Company’s common stock by:

•	any persons or entities known by management to beneficially own more than five percent of the outstanding shares of Company common stock as of the Record Date;

•	each director of the Company; and

•	all of the executive officers and directors of the Company as a group.

The persons named in the following table have sole voting and dispositive powers for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to the table.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to outstanding options, warrants or other rights to acquire held by a person that are currently exercisable or exercisable within 60 days after April 26, 2005 are included in the number of shares beneficially owned by the person and deemed outstanding shares for purposes of calculating the person’s percentage ownership. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. As of April 26, 2005, there were 36,049,203 shares of Company common stock outstanding.

Name of Beneficial Owner	Beneficial Ownership		Percent of Common Stock Outstanding

J. J. Finkelstein Director, President and Chief Executive Officer	2,081,638	(1)	5.8

Allan L. Goldstein, Chairman and Chief Scientific Advisor	2,375,536	(2)	6.6

Richard J. Hindin, Director, Secretary and Treasurer	1,712,447	(3)	4.8

Albert Rosenfeld, Director	115,100	(4)	0.3

Joseph C. McNay, Director	1,439,111	(5)	4.0

Mauro Bove, Director	33,333	(6)	0.1

C. Neil Lyons, Chief Financial Officer	—		0.0

Sidney J. Silver	1,925,000	(7)	5.3

Name of Beneficial Owner	Beneficial Ownership		Percent of Common Stock Outstanding
Sigma Tau Finanziaria S.p.A.	11,369,079	(8)	31.5

All executive officers and directors as a group (7 persons)	7,757,165	(9)	21.5

(1)	Consists of (i) 1,553,138 shares owned directly by Mr. Finkelstein over which he has sole voting and dispositive powers; and (ii) 28,500 shares held by Mr. Finkelstein’s minor daughter with respect to which Mr. Finkelstein shares voting and dispositive powers. Includes 500,000 shares which Mr. Finkestein has the right to acquire through the exercise of fully vested stock options. The address for Mr. Finkelstein is c/o RegeneRx Biopharmaceuticals, Inc., 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814.

(2)	Consists of (i) 2,075,536 shares owned directly by Dr. Goldstein and his wife over which they share voting and dispositive powers. Includes 300,000 shares which Dr. Goldstein has the right to acquire through the exercise of fully vested stock options. The address for Dr. Goldstein is c/o RegeneRx Biopharmaceuticals, Inc., 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814.

(3)	Consists of (i) 1,592,710 shares owned directly by Mr. Hindin over which he has sole voting and dispositive powers; (ii) 100,000 which Mr. Hindin has the right to acquire through the exercise of stock options that are currently exercisable, and 19,737 shares which Mr. Hindin has the rights to acquire through the exercise of warrants. The address for Mr. Hindin is 407 Chain Bridge Road, McLean, Virginia 22101.

(4)	Consists of (i) 10,100 shares owned directly by Mr. Rosenfeld over which he has sole voting and dispositive powers; and (ii) 105,000 shares which Mr. Rosenfeld has the right to acquire through the exercise of stock options that are currently exercisable. The address for Mr. Rosenfeld is c/o RegeneRx Biopharmaceuticals, Inc., 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814.

(5)	Consists of (i) 1,142,795 shares owned directly by Mr. McNay over which he has sole voting and dispositive powers; (ii) 105,000 shares which Mr. McNay has the right to acquire through the exercise of stock options that are currently exercisable; and (iii) 191,316 shares which Mr. McNay has the right to acquire through the exercise of warrants. The address for Mr. McNay is c/o RegeneRx Biopharmaceuticals, Inc., 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814.

(6)	Consists of 33,333 shares which Mr. Bove has the right to acquire through the exercise of stock options that are currently exercisable.

(7)	Consists of 1,920,000 shares owned directly by Mr. Silver, and 5,000 shares which Mr. Silver has the right to acquire through the exercise of warrants. The address for Mr. Silver is c/o Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Washington, D.C. 20005.

(8)	Consists of (i) 10,859,767 shares owned directly by Sigma Tau over which they have sole voting and dispositive powers and (ii) 509,312 shares which Sigma Tau have the right to acquire through the exercise of warrants. The address for Sigma Tau Finanziaria S.p.A. is Via Sudafrica, 20, Rome, Italy 00144.

(9)	Includes the shares noted in the footnotes above.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to report to the SEC their initial ownership of the Company’s common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose any late filings or failures to file.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company or written representations that no reports were required during the fiscal year ended December 31, 2004, the Company believes that during the past fiscal year its officers, directors and greater than ten percent (10%) beneficial owners complied with all filing requirements.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of six directors. The Company’s bylaws allow for not less than three and not more than seven Directors. Directors are elected annually to serve one-year terms.

Accordingly, the six individuals listed below each have been nominated for election as a director at the Meeting, to hold office until the next Meeting of stockholders and until his successor is elected and qualified. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

The affirmative vote of a plurality of the votes cast at the Meeting by the holders of shares present in person or by proxy at the Meeting is required to elect the nominees named below as directors.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Name, Year First Became Director of Company, Title	Age	Principal Occupation and Business Experience
J.J. Finkelstein, 2002 President and Chief Executive Officer	53	RegeneRx’s President, Chief Executive Officer, since 2002 and a member of the Board of Directors since 2002. Mr. Finkelstein has been a chief executive officer and consultant in the bioscience industry for the past twenty-three years, having served as Chief Executive Officer of three biomedical companies since 1982, including as CEO of RegeneRx from 1984 to 1989 and as Vice-Chairman from 1989 to 1991.

Name, Year First Became Director of Company, Title	Age	Principal Occupation and Business Experience
Allan L. Goldstein, 1982 Chairman and Chief Scientific Advisor	67	Chairman of the Board of RegeneRx since 1982; Chief Executive Officer of RegeneRx from 1982 to 1986, and 1999 to 2002; Chief Scientific Advisor of RegeneRx from 1982 to present; Professor and Chairman of Department of Biochemistry and Molecular Biology at The George Washington University School of Medicine and Health Sciences from 1978 to present.

Richard J. Hindin, 2002 Secretary and Treasurer	62	Secretary and Treasurer of RegeneRx from 2004 to present; Director of Chicken Out Rotisserie Inc., founded in 1991, which operates 28 restaurants in four states and the District of Columbia, with annual sales in excess of $30 million. In 1967, he co-founded Britches of Georgetown, Inc., (Britches) a clothing retailer specializing in the sale of upscale men’s and women’s apparel and accessories. Mr. Hindin also serves as Chairman of the Board of The Institute of Advanced Studies in Immunology and Geriatric Medicine, a non-profit 501(c)(3) corporation that specializes in disseminating medical information to the public as well as providing the pharmaceutical industry with an independent source for testing vaccines and drugs for the elderly. Mr. Hindon is also President of Hinsilblon Laboratories Ltd., a company based in Cape Coral, Florida which sells odor neutralization products and delivery systems.

Albert Rosenfeld, 1982	84	Secretary - Treasurer of RegeneRx from 1999 to 2004; Consultant on Future Programs for March of Dimes Birth Defect Foundation from 1973 to present; Adjunct Assistant Professor, Department of Human Biological Chemistry and Genetics at University of Texas Medical Branch, from 1974 to 1998; author and lecturer on scientific matters.

Joseph C. McNay, 1987	70	Managing Principal, Chairman and Chief Investment Officer of Essex Investment Management Company, LLC, a registered investment advisor, from 1976 to present; Director of Softech, Inc. and MPSI System, Inc.

Mauro Bove, 2004	48	Head of the Corporate Development Department and Director of Sigma-Tau Finanziaria S.p.A. Mr. Bove has served in a number of senior positions in business, licensing and corporate development within Sigma-Tau, which has subsidiaries in most European countries and the United States. Mr. Bove has twenty years of business and management experience within the pharmaceutical industry. Mr. Bove obtained his law degree at the University of Parma, Italy, in 1980. In 1985, he attended the Academy of American and International Laws at the International and Comparative Law Center, Dallas, Texas.

Executive Officers who are not Board Members:

C. Neil Lyons	48	Mr. Lyons is the Company’s Chief Financial Officer and Treasurer providing seasoned leadership to the areas of finance and administration With over 20 years of experience, both as an auditor and CFO, Mr. Lyons has developed substantial skill managing operations, financing, M&A, information systems and corporate governance. Throughout the 1980s Mr. Lyons practiced with two major accounting firms, providing audit and advisory services to several public companies in the Washington, D.C. metro area. Since 1990, he has been a financial executive with HFS, Inc. (a major Department of Defense contractor), Bell Atlantic, and SkyBridge LP (an international satellite broadband start-up that raised $400 million in equity). Mr. Lyons received a bachelor of science degree from Florida Southern College where he majored in accounting.

Medical and Scientific Advisory Board

RegeneRx has an advisory board called the Medical and Scientific Advisory Board. RegeneRx’s Medical and Scientific Advisory Board consists of experts in various medical and scientific fields who advise RegeneRx on key aspects of its wound-healing technology platform, based on Tß4. They advise RegeneRx in such areas as potential therapeutic uses for Tß4, strategies for clinical development, and evaluation of new scientific or medical data. In addition, the members also introduce RegeneRx to companies who might be interested in working with it on its technology.

All outside MSAB members receive options for 30,000 shares of stock at the current market value, which vest over three years. They also receive $500 for each MSAB annual meeting they attend plus all travel expenses. The MSAB has had no annual meetings to date.

The members of the MSAB are Allan L. Goldstein (Chairman); Albert Rosenfeld; Herve Byron, MD; Barrett Katz, MD, MBA; Steve Kovacs, MD, MBA; Claudio De Simone, Ph.D.; Jo-David Fine, MD, MPH.; Paolo Carminati, Ph.D.; Ewald Hannappel, Ph.D. and Gabriel Sosne, M.D.

Board of Directors’ Meetings and Committees

The Company’s Board of Directors met 6 times in fiscal 2004. During 2004, no director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. The Board of Directors of the Company has standing Audit, Compensation and Stock Option committees.

The Audit Committee seeks to ensure that appropriate audits of the Company are conducted, as well as the adequacy of the internal accounting controls and the integrity of financial reporting. The members of the Audit Committee are Directors McNay, Bove and Rosenfeld The Audit Committee met 1 time to review the fiscal 2004 financial results. For additional information regarding the audit committee, see “Audit Committee Matters” below.

The Compensation Committee is responsible for the determination of compensation paid to executive officers. The members of the Compensation Committee are Directors McNay, Hindin and Rosenfeld. The Compensation Committee met 2 times in fiscal 2004.

The Stock Option Committee is responsible for administering the Company’s stock option plans and in this capacity approves stock option grants. Each director is a member of the Stock Option Committee. The Stock Option Committee met 1 times in fiscal 2004.

The entire Board of Directors of the Company acts as the Nominating Committee for selecting nominees for election to the Board. The Board of Directors believes that members of the Board of Directors can satisfactorily carry out the responsibility of properly selecting or approving nominees for the Board of Directors without the formation of a standing nominating committee. The members of the Board of Directors who are “independent” as defined in Section 121A of the American Stock Exchange Company Guide are Joseph C. McNay, Al Rosenfeld and Richard Hindin. As there is no standing nominating committee, the Company does not have a nominating committee charter in place.

While the Nominating Committee will consider nominees recommended by stockholders, the Nominating Committee has not actively solicited such nominations. Pursuant to the Company’s bylaws, nominations for election as directors by stockholders at a Meeting must be made in writing and delivered to the Company’s Secretary not less than fourteen days nor more than fifty days prior to the date of the meeting. If, however, notice of the meeting is given to stockholders less than twenty-one days prior to the meeting, the nominations must be received by the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders.

In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. To the extent the Board does not have enough information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion in enough time for Board consideration. The Board will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a director, designated by the Board will then initiate the search, working with staff support and seeking input from other directors and senior management, and considering any nominees previously submitted by stockholders. An initial slate of candidates satisfying the qualifications set forth above will then be identified and presented to the directors. The directors will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the members of the board of directors will interview the prospective candidates. Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for appointment to the Board at the annual meeting. The Board of Directors met 1 time during the past fiscal year in its nominating capacity. All the members of the Board of Directors attended the prior year’s annual meeting.

Audit Committee Matters

Audit Committee Report. The Audit Committee has issued the following report with respect to the audited financial statements of the Company for the year ended December 31, 2004:

•	The Audit Committee has reviewed and discussed with the Company’s management the Company’s 2004 audited financial statements;

•	The Audit Committee has discussed with the Company’s independent auditors (Reznick Group, P.C.) the matters required to be discussed by Statement on Auditing Standards No. 61;

•	The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditors’ independence from the Company) and has discussed with the auditors their independence from the Company; and

•	Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2004 audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

Submitted by the Audit Committee of the Company’s Board of Directors:

Joseph C. McNay

Albert Rosenfeld

Independence and Other Matters. Messrs. McNay and Rosenfeld are “independent” under both Section 121A of the American Stock Exchange Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934. Mr. McNay is the audit committee financial expert as defined in

Item 401(e) of Regulation S-B. The Company’s Board of Directors has not adopted a written charter for the audit committee.

Security Holder Communications with the Board of Directors

The Company has established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Directors’ Compensation

Non-employee directors are paid $1,250 per board meeting attended in person (or $400 if attended by telephone conference), $500 per committee meeting, and an annual amount of $7,500. Employee directors, such as Directors Goldstein and Finkelstein, are not paid for board service and meeting attendance.

EXECUTIVE COMPENSATION

The following table summarizes for the years indicated the compensation paid by RegeneRx to its Chief Executive Officer during 2004 and all executive officers of RegeneRx that earned a salary and bonus for 2004 in excess of $100,000.

		Annual Compensation						Long Term Compensation Awards (4)
Name and Principal Position	Fiscal Year	Salary		Bonus			Other Annual Compensation ($)(3)	Restricted Stock Award ($)	Options (#)	All Other Compensation
J.J. Finkelstein, President and Chief Executive Officer(1)	2004 2003 2002	$ $ $	200,000 175,000 175,000	$ $	25,000 — 20,000	(2)	— — —	— — —	— — 500,000		— — —

Allan L. Goldstein, Chairman and Chief Scientific Advisor	2004 2003 2002	$ $ $	125,000 110,000 110,000	$ $	25,000 — 20,000	(5) (2)	— — —	— — —	— — 300,000	$	— — 37,674

(1)	On March 19, 2002, J.J. Finkelstein was appointed as RegeneRx’s President and Chief Executive Officer, replacing Dr. Goldstein who will remain as Chairman and Chief Scientific Advisor of RegeneRx.

(2)	Dr. Goldstein and J.J. Finkelstein were awarded a $20,000 bonus for work performed in 2002. The amounts were accrued as of 12/31/02 and paid in 2003.

(3)	Dr. Goldstein and Mr. Finkelstein did not receive any (a) personal benefits or perquisites which exceeded the lesser of $50,000 or 10% of his salary and bonus; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; (d) amounts reimbursed for payment of taxes; or (e) preferential discounts on stock.

(4)	RegeneRx had no long-term incentive plans in existence and made no payouts or awards under such plans.

(5)	Dr. Goldstein was awarded a $25,000 bonus for work performed in 2004. The amount was accrued as of 12/31/04 and paid in 2005.

The following table provides information as to the value realized and unrealized by Dr. Goldstein and Mr. Finkelstein related to stock options during 2004. No stock options were exercised by Dr. Goldstein or Mr. Finkelstein during 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)*	Unexercisable ($)
Allan L. Goldstein	—	—	300,000	—	1,191,000	—

J.J. Finkelstein	—	—	500,000	—	1,985,000	—

*	Based on a closing stock price on December 31, 2004 of $4.30 and an exercise price of $0.33.

Certain Relationships and Related Transactions

RegeneRx made advances to two officers prior to July 2002 which were non-interest bearing and due on demand. At December 31, 2004 and 2003, $12,357 and $26,897, respectively, are due from the officers. Of the amounts due from the officers, $12,357 and $17,417 due in 2004 and 2003, respectively, were related to the previous personal loans while the remainder were related to routine corporate travel advances.

Employment Agreements

On January 1, 2002, Dr. Goldstein and J.J. Finkelstein entered into employment contracts with RegeneRx to serve as Chairman and Chief Scientific Advisor and President and Chief Executive Officer, respectively. In February 2005 the Compensation Committee voted to increase the salaries of Dr. Goldstein and Mr. Finkelstein to $155,000 and $235,000, respectively. On April 7, 2005 C. Neil Lyons entered into an employment contract with RegeneRx to serve as the Chief Financial Officer at a salary of $165,000. The other terms of the agreements are as otherwise stated below.

Employment Contract of Dr. Goldstein

Pursuant to the terms of his employment agreement, Dr. Goldstein is not obligated to devote 100% of his time to RegeneRx and continues to be employed by The George Washington University in Washington, D.C. The initial term of Dr. Goldstein’s employment agreement is three years. The agreement will automatically be extended for successive one-year terms unless RegeneRx or Dr. Goldstein elects not to extend the agreement. The agreement provides for annual compensation of $155,000 and eligibility to receive an annual bonus at the discretion of the Board. In consideration for his services, RegeneRx also granted Dr. Goldstein an option to purchase 300,000 shares of RegeneRx’s common stock at a purchase price equal to fair market value pursuant to the Amended and Restated Option Plan. Dr. Goldstein’s option vested as to 34% of the option shares on the first anniversary of the grant (January 1, 2003) and in twenty-four (24) equal monthly installments thereafter so long as he remains employed by RegeneRx. In the event of Dr. Goldstein’s termination without cause or upon the occurrence of certain change in control events, Dr. Goldstein’s stock shall immediately vest and be released from RegeneRx’s repurchase option.

Pursuant to the agreement, Dr. Goldstein is entitled to participate in and receive all standard employee benefits under applicable Company welfare benefits plans and programs to the same extent as other senior executives of RegeneRx. The agreement also provides that Dr. Goldstein will receive such perquisites as RegeneRx may establish from time to time which are commensurate with his position and comparable to those received by other senior executives of RegeneRx (including vacation of at least four (4) weeks per annum and holidays, leaves of absence and leaves for illness and temporary disability in accordance with the policies of RegeneRx and federal, state and local law).

Dr. Goldstein is prohibited under the agreement from participating in or taking any position, investment or interest known by him to be adverse or antagonistic to RegeneRx, its business or prospects, financial or otherwise. In addition, Dr. Goldstein is bound by a proprietary information, nonsolicitation, noncompetition and inventions assignment agreement as part of his employment agreement.

If Dr. Goldstein’s employment is terminated without cause (as defined in the employment agreement) or he terminates his employment for any reason within 12 months after a change of control event, RegeneRx is obligated to pay him a lump sum payment in an amount equal to his then annual base salary (less federal and state tax withholding) as severance pay. Dr. Goldstein is required to sign a release in favor of RegeneRx as a condition to receiving the severance payment.

Pursuant to the employment agreement, RegeneRx may terminate Dr. Goldstein in the event of his death, or any illness, disability or other incapacity that renders him unable regularly to perform his duties generally for more than either one hundred twenty (120) consecutive days or more than a total of one hundred eighty (180) days in any consecutive twelve (12) month period. Dr. Goldstein may resign his employment for good reason by giving notice to RegeneRx. Good reason generally is defined by the employment agreement as a material change in his duties or responsibilities with RegeneRx, which causes his position to become one of lesser responsibility or importance, or a relocation of his place of employment by more than 60 miles or a material reduction in the benefits and perquisites provided to him or any material failure by RegeneRx to pay his the compensation and benefits under this Agreement. If Dr. Goldstein resigns with good reason, RegeneRx is obligated to pay him the severance described above.

Employment Contract of Mr. Finkelstein

Pursuant to the terms of his employment agreement, Mr. Finkelstein is expected to devote 100% of his time and efforts to RegeneRx. The initial term of Mr. Finkelstein’s employment agreement is three years. The agreement will automatically be extended for successive one-year terms unless RegeneRx or Mr. Finkelstein elects not to extend the agreement. The agreement provides for annual compensation of $235,000 and eligibility to receive an annual bonus at the discretion of the Board. In consideration for his services, RegeneRx also granted Mr. Finkelstein an option to purchase 500,000 shares of RegeneRx’s common stock at a purchase price equal to fair market value pursuant to the Amended and Restated Option Plan. Mr. Finkelstein’s option vested as to 34% of the option shares on the first anniversary of the grant (January 1, 2003) and in twenty-four (24) equal monthly installments thereafter so long as he remains employed by RegeneRx. In the event of Mr. Finkelstein’s termination without cause or upon the occurrence of certain change in control events, Mr. Finkelstein’s stock shall immediately vest and be released from RegeneRx’s repurchase option.

Pursuant to the agreement, Mr. Finkelstein is entitled to participate in and receive all standard employee benefits under applicable Company welfare benefits plans and programs to the same extent as other senior executives of RegeneRx. The agreement also provides that Mr. Finkelstein will receive such perquisites as RegeneRx may establish from time to time which are commensurate with his position and comparable to those received by other senior executives of RegeneRx (including vacation of at least four (4) weeks per annum and holidays, leaves of absence and leaves for illness and temporary disability in accordance with the policies of RegeneRx and federal, state and local law). Under the employment agreement, RegeneRx also is obligated to maintain a life insurance policy covering the life of Mr. Finkelstein with coverage in the amount of not less than $1,000,000 and a disability insurance policy with coverage in the maximum amount allowable or appropriate as determined by his base salary, provided that RegeneRx is not obligated to pay more than $600 per month in the aggregate, for life and disability coverage.

Mr. Finkelstein is prohibited under the agreement from participating in or taking any position, investment or interest known by him to be adverse or antagonistic to RegeneRx, its business or prospects, financial or otherwise. In addition, Mr. Finkelstein is bound by a proprietary information, nonsolicitation, noncompetition and inventions assignment agreement as part of his employment agreement.

If Mr. Finkelstein’s employment is terminated without cause (as defined in the employment agreement) or he terminates his employment for any reason within 12 months after a change of control event, RegeneRx is obligated to pay him a lump sum payment in an amount equal to his then annual base salary (less federal and state tax withholding) as severance pay. In addition, RegeneRx will reimburse him for premiums he pays for life and disability insurance for a 12 month period. Such reimbursement, in the aggregate, generally will be capped at the $600 per month. Mr. Finkelstein is required to sign a release in favor of RegeneRx as a condition to receiving any severance payment.

Pursuant to the employment agreement, RegeneRx may terminate Mr. Finkelstein in the event of his death, or any illness, disability or other incapacity that renders him unable regularly to perform his duties generally for more than either one hundred twenty (120) consecutive days or more than a total of one hundred eighty (180) days in any consecutive twelve (12) month period. Mr. Finkelstein may resign his employment for good reason by giving notice to RegeneRx. Good reason generally is defined by the employment agreement as a material change in his duties or responsibilities with RegeneRx, which causes his position to become one of lesser responsibility or importance, or a relocation of his place of employment by more than 60 miles or a material reduction in the benefits and perquisites provided to him or any material failure by RegeneRx to pay his the compensation and benefits under this Agreement. If Mr. Finkelstein resigns with good reason, RegeneRx is obligated to pay him the severance described above.

Employment Contract of Mr. Lyons

Pursuant to the terms of his employment agreement, Mr. Lyons is expected to devote 100% of his time and efforts to RegeneRx. The initial term of Mr. Lyons’ employment agreement is one year. The agreement will automatically be extended for successive one-year terms unless RegeneRx or Mr. Lyons elects not to extend the agreement. The agreement provides for annual compensation of $165,000 and eligibility to receive an annual bonus at the discretion of the Board. In consideration for his services, RegeneRx also granted Mr. Lyons an option to purchase 200,000 shares of RegeneRx’s common stock at a purchase price equal to fair market value pursuant to the Amended and Restated Option Plan. So long as Mr. Lyons remains employed at RegeneRx, his options vest on each subsequent anniversary date according to the following schedule: 10%, 15%, 20%, 25% and 30%. On April 7, 2010, therefore, Mr. Lyons will be fully vested in these options. Under certain circumstances, Mr. Lyons’ shares may immediately vest and be released from RegeneRx’s repurchase option, in whole or in part, based on Mr. Lyons’ termination without cause or upon the occurrence of certain change in control events.

Pursuant to the agreement, Mr. Lyons is entitled to participate in and receive all standard employee benefits under applicable Company welfare benefits plans and programs to the same extent as other senior executives of RegeneRx. The agreement also provides that Mr. Lyons will receive such perquisites as RegeneRx may establish from time to time which are commensurate with his position and comparable to those received by other senior executives of RegeneRx (including vacation of at least three (3) weeks per annum and holidays, leaves of absence and leaves for illness and temporary disability in accordance with the policies of RegeneRx and federal, state and local law).

Mr. Lyons is prohibited under the agreement from participating in or taking any position, investment or interest known by him to be adverse or antagonistic to RegeneRx, its business or prospects, financial or otherwise. In addition, Mr. Lyons is bound by a proprietary information, nonsolicitation, noncompetition and inventions assignment agreement as part of his employment agreement.

If Mr. Lyons’ employment is terminated without cause (as defined in the employment agreement) or he terminates his employment for any reason within 12 months after a change of control event, RegeneRx is obligated to pay him a lump sum payment in an amount equal to 25% his then annual base salary (less federal and state tax withholding) as severance pay if such termination occurs within the first 12 months of employment; and, 50% of his then annual base salary if termination occurs after his first anniversary of employment. In addition, RegeneRx will reimburse him for medical and dental insurance premiums for a period of between three and six months.

Pursuant to the employment agreement, RegeneRx may terminate Mr. Lyons in the event of his death, or any illness, disability or other incapacity that renders him unable regularly to perform his duties generally for more than either ninety (90) consecutive days or more than a total of one hundred twenty (120) days in any consecutive twelve (12) month period. Mr. Lyons may resign his employment for any reason within 12 months after a change of control as defined, by giving notice to RegeneRx. If Mr. Lyons resigns within 12 months after a change of control, RegeneRx is obligated to pay him the severance described above.

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	1,535,000	0.54	1,665,000

Equity compensation plans not approved by stockholders	0	0	0

Total	1,535,000	0.54	1,665,000

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF AUDITORS

Effective April 25, 2000, the Company engaged Reznick Group, P.C., formerly Reznick Fedder & Silverman, P.C., as its principal accountant to audit the Company’s financial statements. During the Company’s fiscal years ended December 31, 1998 and 1999 and subsequent interim periods prior to the engagement of Reznick Fedder & Silverman, P.C., the Company did not, nor did anyone on the Company’s behalf, consult Reznick Fedder & Silverman, P.C. regarding either (A) the application of accounting principles to a specified completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements as to which a written report or oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (B) any matter that was the subject of a disagreement between the Company and PricewaterhouseCoopers LLP or an event described in paragraph 304(a)(1)(v) of the SEC’s Regulation S-K.

The Audit Committee of the Board of Directors has appointed Reznick Group, P.C. as principal accountant for the fiscal year ending December 31, 2005, subject to the ratification of the appointment by stockholders at the Meeting. A representative of Reznick Group, P.C. is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Fees paid to RegeneRx’s independent auditors, Reznick Group, P.C. for the last two fiscal years ended December 31 were as follows:

	2004	2003
Audit Fees:	$20,475	$22,500

Audit-Related Fees:[1]	$13,646	$7,500

Tax Fees:[2]	$3,000	$5,000

All Other Fees:[3]	$0	$0

[1]	Review of quarterly Forms 10-QSB and Form SB-2.

[2]	Tax preparation service

[3]	Service, other than audit fees, audit related fees or tax services

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Reznick Group, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee pre-approves all audit and non-audit engagement fees, and terms and services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts.

Vote Required For Approval

The affirmative vote of a majority of the votes cast by the holders of shares present in person or by proxy at the Meeting and entitled to vote is required to approve the ratification of the appointment of Reznick Group, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” the ratification of the appointment of the auditors.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

ADDITIONAL INFORMATION

Stockholder Proposals for 2006 Meeting

If you intend to present a stockholder proposal at next year’s Meeting, your proposal must be received by the Company at its executive offices, located at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814, by January 29, 2006 to be eligible for inclusion in the Company’s proxy materials for that meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s certificate of incorporation and bylaws and Delaware law.

REGENERX BIOPHARMACEUTICALS, INC.

Proxy For Annual Meeting To Be Held on June 23, 2005

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) hereby appoints the Board of Directors of RegeneRx Biopharmaceuticals, Inc. (the “Company”), and its survivor, with full power of substitution, to act as the agent, attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”), to be held on Thursday, June 23, 2005 at 2550 M Street, NW, Washington, DC, at 10:00 a.m., local time, and at any and all adjournments and postponements thereof, as indicated hereon.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREON. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AS DIRECTORS UNDER PROPOSAL I, FOR PROPOSAL II AND, AT THE PROXIES’ DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

REGENERX BIOPHARMACEUTICALS, INC.

June 23, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1. ELECTION OF DIRECTORS OF ALL NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY BELOW):

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

O Allan L. Goldstein O J.J. Finkelstein O Albert Rosenfeld O Joseph C. McNay O Richard J. Hindin O Mauro Bove

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2. RATIFICATION OF REZNICK GROUP, P.C. AS COMPANY AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, the Company’s Proxy Statement and the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.